EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ENDRA Life Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	-	-	-
	Equity	Preferred Stock, par value $0.0001 per share	457(o)	-	-	-
	Debt	Debt Securities	457(o)	-	-	-
	Equity	Warrants	457(o)	-	-	-
	Other	Units (2)	457(o)	-	-	-
	Unallocated (Universal) Shelf	-	457(o)	(3)	(3)	$20,000,000.00	0.0001476	$2,952.00
	Equity	Common Stock, par value $0.0001 per share	457(c)	202,020 (4)	$1.096 (5)	$221,413.92	0.0001476	$32.68
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	-		-			S-3	333-254711	05/03/21
	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)	-		-			S-3	333-254711	05/03/21
	Debt	Debt Securities	415(a)(6)	-		-			S-3	333-254711	05/03/21
	Equity	Warrants	415(a)(6)	-		-			S-3	333-254711	05/03/21
	Other	Units (2)	415(a)(6)	-		-			S-3	333-254711	05/03/21
	Unallocated (Universal) Shelf	-	415(a)(6)	-		$30,000,000.00 (6)	0.0001091		S-3	333-254711	05/03/21	$3,273.00
	Total Offering Amounts					$50,221,413.92		$2,984.68
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fees Due							$2,984.68

(1)

The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any stock split, stock dividend or similar transaction, including under any applicable anti-dilution provisions (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities and warrants.

(3)

Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities in the above five rows (the “Shel Securities”) to be registered. There is being registered hereby such indeterminate number of the securities of each identified class of Shelf Securities as may from time to time be issued at indeterminate prices. Shelf Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(4)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock as reported on the Nasdaq Capital Market on February 7, 2024, a date within five business days prior to the filing of this Registration Statement.

(6)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $30,000,000 of unsold securities that were previously registered by the Registrant on Form S-3 (File No. 333-254711), initially filed on March 25, 2021 and declared effective May 3, 2021 (the “Prior Registration Statement”). A filing fee of $3,273.00 was paid in connection with such unsold securities and will continue to be applied to such unsold securities in accordance with Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. If the registrant sells any of such unsold securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this Registration Statement, the registrant will file a pre-effective amendment to this Registration Statement which will reduce the number of such unsold securities included on this Registration Statement.